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                                                                    EXHIBIT 10.7

                            EVOLVING SYSTEMS, INC.

                         REGISTRATION RIGHTS AGREEMENT

                                 May 31, 1996

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                               TABLE OF CONTENTS

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                                                                        PAGE
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1. FULL AND COMPLETE UNDERSTANDING.....................................    1

2. DEFINITIONS.........................................................    1

3. RESTRICTIONS ON TRANSFER; REGISTRATION..............................    3

      3.1  Restrictions on Transfer....................................    3
      3.2  Demand Registration.........................................    4
      3.3  Piggyback Registrations.....................................    5
      3.4  Form S-3 Registration.......................................    7
      3.5  Obligations of the Company..................................    7
      3.6  Termination of Registration Rights..........................    9
      3.7  Furnish Information.........................................    9
      3.8  Delay of Registration.......................................    9
      3.9  Indemnification.............................................    9
     3.10  Assignment of Registration Rights...........................   11
     3.11  Amendment of Registration Rights............................   11
     3.12  Limitation on Subsequent Registration Rights................   11
     3.13  "Market Stand Off" Agreement................................   12

4. COVENANTS OF THE COMPANY............................................   12

     4.1   Basic Financial Information and Reporting....................  12
     4.2   Confidentiality..............................................  13
     4.3   Termination of Covenants.....................................  13

5. RIGHT OF FIRST REFUSAL..............................................   13

     5.1   Right of First Refusal of Securityholder Issuances...........  13
     5.2   Right of First Refusal of Company Issuances..................  15

6. CO-SALE RIGHTS......................................................   17

     6.1   Sales by Original Investors..................................  17
     6.2   Exempt Transfers.............................................  18
     6.3   Termination of Co-Sale Rights................................  19

7. BOARD OF DIRECTORS..................................................   19

     7.1   Election of Directors........................................  19
     7.2   Termination of Board Rights..................................  20

8. INSURANCE...........................................................   20

     8.1   Transfers at Death...........................................  20
     8.2   Required Policies............................................  20
     8.3   Termination of Required Policies.............................  21

                                      i.
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
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9. MISCELLANEOUS.......................................................   21

      9.1  Governing Law...............................................   21
      9.2  Survival....................................................   21
      9.3  Successors and Assigns......................................   21
      9.4  Severability................................................   21
      9.5  Amendment and Waiver........................................   21
      9.6  Delays or Omissions.........................................   21
      9.7  Notices, etc................................................   22
      9.8  Attorneys' Fees.............................................   22
      9.9  Titles and Subtitles........................................   22
     9.10  Counterparts................................................   22

                            EVOLVING SYSTEMS, INC.

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 31st day of May, 1996, by and among EVOLVING SYSTEMS, INC., a Delaware corporation (the "COMPANY"), the parties listed on Exhibit A hereto (the "PURCHASERS") and the parties listed on Exhibit B hereto (the "ORIGINAL INVESTORS").

     WHEREAS, certain existing stockholders of the Company propose to sell and issue up to an aggregate of 1,337 shares of Series A Preferred Stock of the Company pursuant to that certain Stock Transfer Agreement dated as of even date herewith (the "TRANSFER AGREEMENT");

     WHEREAS, the Company proposes to sell and issue warrants to purchase up to 485,333 shares of Non-Voting Common Stock (the "WARRANTS") pursuant to that certain Note and Warrant Purchase Agreement dated as of even date herewith (the "NOTE AND WARRANT AGREEMENT"); and

     WHEREAS, as a condition of entering into the Transfer Agreement and the Note and Warrant Agreement, the prospective purchasers have requested that the Company extend certain registration rights, rights of first refusal and rights to financial information to the Purchasers and Original Investors as set forth below.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations and releases contained herein, the parties hereby agree as follows:

1.   FULL AND COMPLETE UNDERSTANDING

     This Agreement constitutes the full and entire understanding among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants relating to the subject matter, except as specifically set forth herein.

2.   DEFINITIONS

     2.1 The term "NEW HOLDER" means any Purchaser owning of record Registrable Securities that have not been sold to the public or any assignee of a Purchaser of such Registrable Securities in accordance with Section 3.10 hereof.

     2.2 The term "ORIGINAL HOLDER" means any Original Investor owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section
3.10 hereof.

     2.3 An Original Holder's "PERSONAL REPRESENTATIVE" includes any administrator, executor, trustee, or other personal representative who is vested with the responsibility for administering the disposition of any stock on account of a deceased original holder's death, and equally any individual who holds such stock as a legatee, distributee, or successor in interest, or trustee where no executor, administrator, or similar fiduciary is appointed or where any appointed executor, administrator, or fiduciary does not have control over any of the deceased original holder's shares of the stock.

     2.4 The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     2.5 The term "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Series A Preferred Stock (the "PREFERRED STOCK"); (b) shares of Non-Voting Common Stock issuable upon exercise of the Warrants; (c) shares of Common Stock purchased by the Holders or issued or issuable to Holders upon conversion of other securities purchased by Holders pursuant to their right of first refusal in Section 5 of this Agreement; (d) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, conversion of or in replacement of, such above-described securities; and (e) shares of Common Stock owned by the Original Investors as of the date hereof. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 3 of this Agreement with respect to such registration rights are not assigned and shall not include securities held by a person if all the securities held by such person may be sold pursuant to Rule 144 in any three month period.

     2.6 The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

     2.7 The term "SECURITIES" shall mean (a) any stock or similar security of the Company, (b) any security convertible, with or without consideration, into any stock or similar security of the Company, (c) any security carrying any warrant or right to subscribe to or purchase any stock or similar security of the Company, or (d) any such warrant or right.

     2.8  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     2.9  The term "SECURITYHOLDER" shall refer to any holder of Securities.

     2.10 The term "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     2.11 The term "HOLDER" or "HOLDERS" refers to the New Holders and Original Holders combined.

     2.12 The term "SEC" or "COMMISSION" means the Securities and Exchange Commission.

3.   RESTRICTIONS ON TRANSFER; REGISTRATION

     3.1  RESTRICTIONS ON TRANSFER

          (A) Each Holder agrees not to make any disposition of all or any portion of the Preferred Stock or Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by Sections 3, 5 and 6 of this Agreement, provided and to the extent such Section is then applicable and:

               (I) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (II) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (III) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to its affiliates or by a Holder which is a partnership to its partners or affiliates in accordance with partnership interests provided the transferee will be subject to the terms of this Section
3.1 to the same extent as if he were an original Holder hereunder.

          (B) Each certificate representing Preferred Stock or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in the Agreement):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

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          (C)  The Company shall reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (D) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

3.2  DEMAND REGISTRATION.

          (A) Subject to the conditions of this Section 3.2, if the Company shall receive at any time after the earlier of six months after the effective date of the first underwritten public offering of the Company's securities (the "INITIAL OFFERING") or June 30, 1998 a written request from the New Holders of not less than forty percent (40%) of the outstanding Registrable Securities then owned by the New Holders (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price, net of underwriting discounts and commission, in excess of $5,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of Section 3.2(b), effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the New Holders request to be registered (a "DEMAND REGISTRATION"). Provided that such request of the New Holders is satisfied, the Original Holders may, subject to the limitations of Section 3.2(b), participate in such Demand Registration.

          (B) Any registration under this Section 3.2 must be a firmly underwritten offering with an underwriter or underwriters of nationally recognized standing selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). The right of any New Holder and Original Holder, if any, to include his Registrable Securities in such registration shall be conditioned upon such New Holder's and Original Holder's, if any, participation in such underwriting and the inclusion of such New Holder's and Original Holder's, if any, Registrable Securities in the underwriting to the extent provided herein. All New Holders and Original Holders, if any, proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all New Holders and Original Holders, if any, of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated, first, to the New Holders on a pro rata basis based on the number of Registrable Securities held by all such New Holders (including the Initiating Holders); second, to the Original Holders, if any, on a pro rata basis based on the number of Registrable Securities held by all such Original Holders; and third, to shares to be registered and sold for the Company's own account. In any event the New Holders shall be entitled to include in such registration no less than fifty percent (50%) of all the Registrable Securities included by all Holders.

          (C) The Company is obligated to effect only two (2) such registrations pursuant to this Section 3.2. A registration pursuant to this
Section 3.2 may be the Initial Offering.

          (D) The Company shall not be required to effect a registration pursuant to this Section 3.2 during the period starting with the date of filing of, and ending on the date ninety (90) days following the effective date of the registration statement pertaining to the Initial Offering, provided that the Company is making reasonable and good faith efforts to cause such registration statement to become effective. In addition, the Company shall not be required to effect a registration pursuant to this Section 3.2 if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 3.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering and files the registration statement with respect thereto within sixty days of such notice.

          (E) Notwithstanding the foregoing, if the Company shall furnish to the New Holders requesting a registration statement pursuant to this Section 3.2, a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period.

          (F) All expenses incurred in connection with the registrations pursuant to this Section 3.2 (excluding underwriters' discounts and commissions, which shall be paid by the selling New Holders and Original Holders, if any, pro rata), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling New Holders and Original Holders, if any, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 if the registration request is subsequently withdrawn by the Initiating Holders, unless the withdrawal of the registration request results from either (i) intentional actions by the Company outside the normal course of business or (ii) the discovery of information about the Company that is not known at the time of the Initiating Holders' request made pursuant to Section 3.2(a) that materially reduces the feasibility of the registration proceeding.

     3.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities (or their transferees who have received the Registrable Securities in compliance with Section 3.1 of this Agreement, who for purposes of this Section 3.3 shall be deemed to be a

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Holder) in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (A) If the registration statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company for its own account; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder (other than a Holder) invoking contractual rights to have their securities registered, if any, on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five (5) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (B) The Company shall bear all fees and expenses incurred in connection with any registration under this Section 3.3, including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Company, and the reasonable fees and disbursements of a single counsel to the selling Holders, except that each participating Holder shall bear its proportionate share of all amounts payable to underwriters in connection with such offering for discounts and commissions.

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     3.4  FORM S-3 REGISTRATION. In case the Company shall receive a written request or requests from Holders of Registrable Securities owning at least one percent (1%) of the outstanding shares of the Company's Common Stock on an as-converted (fully diluted) basis that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (I) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (II) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4: (a) if Form S-3 is not available for such offering by the Holders, (b) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of $1,000,000 or less, (c) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.4, (d) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 3.4, or (e) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (III) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. The Company shall pay all expenses incurred in connection with all registrations requested pursuant to this Section
3.4 (excluding underwriters' discounts and commissions, which shall be paid by the selling Holders pro rata), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holder or Holders.

     3.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (A) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

          (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (C) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (F) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (G) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     3.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 3 shall terminate and be of no further force and effect after the date seven (7) years following the Company's Initial Offering.

     3.7 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2, 3.3 or
3.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     3.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

     3.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 3.2, 3.3 or 3.4:

          (A) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (B) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who

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controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3.9(b) exceed the gross proceeds from the offering received by such Holder.

          (C)  Promptly after receipt by an indemnified party under this Section
3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

          (D) If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (E) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (F) The obligations of the Company and Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     3.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that except as provided below no such transferee or assignee shall be entitled to registration rights under Sections 3.2, 3.3 or 3.4 hereof unless (i) it owns a minimum of 100,000 shares of Registrable Securities (on an as-converted basis and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events) or (ii) with respect to an aggregate of thirty
(30) shares as provided in Section 5.1(a)(iv), and the Company shall promptly be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Notwithstanding the foregoing, rights to cause the Company to register Registrable Securities may be assigned to any subsidiary or parent of a Holder or to any general or limited partner of any Holder.

     3.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 3 may be amended, and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, New Holders holding a majority of the Registrable Securities held by all New Holders and Holders holding a majority of Registrable Securities held by all Holders. Any amendment or waiver effected in accordance with this Section 3.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 3, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     3.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of both a majority of the Holders and a majority of the New Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would permit such holder to require to participate in any registration of securities of the Company or that the Company register any securities held by such holder.

     3.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

           (A) Such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

           (B) All officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

4.   COVENANTS OF THE COMPANY

     4.1   BASIC FINANCIAL INFORMATION AND REPORTING.

           (A) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

           (B) As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, the Company will furnish each Purchaser an audited consolidated balance sheet of the Company, as at the end of such fiscal year, an audited consolidated statement of income and an audited consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

           (C) The Company will furnish each Purchaser (i) at least thirty (30) days prior to the beginning of each fiscal year an operating plan for such fiscal year and (ii) within thirty (30) days after the end of each month, an unaudited sheet and statements of income and cash flows, prepared in accordance with generally accepted accounting principles, which also set forth applicable budget figures and variances from budget.

     4.2 CONFIDENTIALITY. Each Purchaser shall, at the request of the Company, enter into a non-disclosure and non-use agreement reasonably acceptable to the Purchaser and the Company with respect to the information it receives from the Company.

     4.3  TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 4 of this Agreement shall expire and terminate as to each Purchaser upon the closing of an underwritten public offering of Common Stock of the Company made pursuant to an effective registration statement under the Securities Act.

5.   RIGHT OF FIRST REFUSAL

     5.1 RIGHT OF FIRST REFUSAL OF SECURITYHOLDER ISSUANCES. No Securityholder shall sell, assign, pledge, or in any manner transfer any of the Securities of the Company or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section 5.1.

          (A) If the Securityholder receives from anyone a bona fide offer acceptable to the Securityholder to purchase any of his Securities, then the Securityholder shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the price and quantity of the Securities to be transferred, as well as all other terms and conditions of the offer; provided, however, that this Section 5.1(a) shall not apply to either
(i) Morgan Stanley Venture Capital Fund II, L.P. and affiliated funds or to Trident Capital Management, L.L.C. and affiliated funds or to their transferees,
(ii) the sale by Wesley L. Folsom to David J. Molny of ten (10) shares of Series A Preferred Stock, (iii) the sale by Wayne A. Pulick to Timothy J. Drummond of three (3) shares of Series A Preferred Stock, and (iv) the sale by Harry B. Fair or Wesley L. Folsom of up to thirty (30) shares of Series A Preferred Stock to officers of the Company.

          (B) For fifteen (15) days following receipt of such notice, the Company shall have the option to purchase all or a portion of the Securities specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the Company elects to purchase all or a portion of the Securities, it shall give written notice to the selling Securityholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

          (C) In the event the Company does not elect to acquire all of the Securities specified in the selling Securityholder's notice, the Secretary of the Company shall, within fifteen (15) days of receipt of said selling Securityholder's notice, give written notice thereof to the Original Investors and Purchasers of the Company other than the selling Securityholder. Said written notice shall state the number of Securities that the Company has elected to purchase and the number of Securities remaining available for purchase (which shall be the same as the number contained in said selling Securityholder's notice, less any such Securities that the Company has elected to purchase). Each of the Original Investors and Purchasers shall have the option to purchase a maximum of that proportion of the Securities available for purchase as the number of shares of Common Stock of the Company owned by each such Original Investor or

Purchaser, on an as-converted (fully diluted) basis, bears to the total issued and outstanding shares of Common Stock of the Company held by all Original Investors and Purchasers, on an as-converted (fully diluted) basis, excepting those shares owned by the selling Securityholder. An Original Investor or Purchaser electing to exercise such option shall, within ten (10) days after mailing of the Company's notice, give notice to the Company specifying the number of Securities such Original Investor or Purchaser will purchase and specifying any additional Securities such Original Investor or Purchaser will purchase if additional Securities are made available. Failure to respond in writing within said ten day period to the notice given by the Secretary of the Company shall be deemed a rejection of such Original Investor's and Purchaser's right to acquire a proportionate part of the Securities of the selling Securityholder. In the event one or more Original Investors or Purchasers do not elect to acquire the Securities available to them, said Securities shall be allocated on a pro rata basis to the Original Investors and Purchasers who requested Securities in addition to their pro rata allotment.

          (D) In the event the Company and/or Original Investors and Purchasers, other than the selling Securityholder, elect to acquire any of the Securities of the selling Securityholder as specified in said selling Securityholder's notice, the Secretary of the Company shall so notify the selling Securityholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Company receives said selling Securityholder's notice; provided that if the terms of payment set forth in said selling Securityholder's notice were other than cash against delivery, the Company and/or its other Original Investors and Purchasers shall pay for said Securities on the same terms and conditions set forth in said selling Securityholder's notice.

          (E) In the event the Company and/or its other Original Investors and Purchasers do not elect to acquire all of the Securities specified in the selling Securityholder's notice, said selling Securityholder may, within the sixty day period following the expiration of the option rights granted to the Company, sell elsewhere the Securities specified in said selling Securityholder's notice which were not acquired by the Company and/or its other Original Investors and Purchasers, in accordance with the provisions of paragraph (d) of this Section 5.1, provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling Securityholder's notice. All Securities so sold by said selling Securityholder shall continue to be subject to the provisions of Section 5 in the same manner as before said transfer.

          (F) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section 5.1:

               (I) A Securityholder's transfer of any or all Securities held by such Securityholder to such Securityholder's immediate family or to a charity, provided it is a bona fide gift. "IMMEDIATE FAMILY" as used herein shall mean spouse (or domestic partner), lineal descendant (by birth or adoption), father, mother, brother, sister, niece, nephew or lineal descendant of father or mother (by birth or adoption) of the Securityholder making such transfer and shall include any trust established primarily for the benefit of the Securityholder or his immediate family;

               (II) A Securityholder's bona fide pledge or mortgage of any Securities with a commercial lending institution, provided that any subsequent transfer of said Securities by said institution shall be conducted in the manner set forth in this Section 5.1;

               (III) A Securityholder's transfer of any or all of such Securityholder's Securities to the Company;

               (IV) A Securityholder's transfer of any or all of such Securityholder's Securities to a person who, at the time of such transfer, is an officer or director of the Company;

               (V) A corporate Securityholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;

               (VI) A corporate Securityholder's transfer of any or all of its Securities to any or all of its Securityholders; and

               (VII) A transfer by a Securityholder which is a limited or general partnership to any or all of its partners.

               In any such case, the transferee, assignee, or other recipient shall receive and hold such Securities subject to Section 5.1 of this Agreement, and there shall be no further transfer of such stock except in accordance with this Agreement.

          (G) Any sale or transfer, or purported sale or transfer, of Securities of the Company shall be null and void unless the terms, conditions, and provisions of this Section 5 are strictly observed and followed.

          (H) The rights of first refusal established by this Section 5.1 shall terminate upon the consummation of a public offering of the Company's securities satisfying the conditions for automatic conversion of the Series A Preferred Stock set forth in Section IVA4k(1) of the Company's Amended and Restated Certificate of Incorporation (a "QUALIFIED INITIAL OFFERING").

          (I) The certificates representing shares of stock of the Company shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

          "The shares represented by this certificate are subject to a right of first refusal option in favor of the Company and certain stockholders of the Company, as provided in the Registration Rights Agreement."

          (J) The Company is specifically authorized to enter into individual contracts with its stockholders respecting the transfer of shares of stock of the Company. In that event, the terms of such contract shall prevail and this Agreement shall not apply as long as such contract is in effect.

     5.2 RIGHT OF FIRST REFUSAL OF COMPANY ISSUANCES. Each Holder shall have a right of first refusal to purchase a maximum of that proportion of the Securities available for purchase as the number of shares of Common Stock of the Company owned by each such Original Investor or Purchaser, on an as-converted (fully diluted) basis, bears to the total issued and outstanding shares of Common Stock of the Company held by all Original Investors and Purchasers, on an as-converted (fully diluted) basis (the "PRO RATA SHARE") of all Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Securities excluded by Section 5.2(e) hereof. Each Holder's pro rata share is equal to the ratio of the number of shares of Preferred Stock and Common Stock (or Common Stock issuable upon conversion thereof) with respect to which such Holder is deemed to be a holder immediately prior to the issuance of such Securities to the total number of outstanding shares of Preferred Stock and Common Stock (or Common Stock issuable upon conversion thereof) held by all Holders.

          (A) EXERCISE OF RIGHTS. If the Company proposes to issue any Securities, it shall give each Holder written notice of its intention, describing the Securities, the price, and the terms and conditions upon which the Company proposes to issue the same. Each Holder shall have twenty (20) days from the receipt of such notice to agree to purchase its pro rata share of the Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Securities to be purchased. Any Holder electing to purchase its pro rata share of Securities to be issued may assign its right to purchase such Securities to a successor fund or entity. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Securities to any Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

          (B) ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Holders fail to exercise in full the rights of first refusal within such twenty (20) day period, the Company shall have ninety (90) days thereafter to sell the Securities in respect of which the Holders' rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Holders pursuant to Section 5.2(a) hereof. If the Company has not sold such Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Securities, without first offering such securities to the Holders in the manner provided above.

          (C) TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by Section 5.2 shall terminate upon the consummation of a Qualified Initial Offering.

          (D) TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Holder under this Section 5.2 may be transferred (a) to any subsidiary or parent of such Holder or to any successor in interest to all or substantially all the assets of such Holder or (b) with respect to at least 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), to a transferee other than a direct competitor of the Company, provided that the Company is given written notice by the Holder stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Section 5.2 are being assigned.

          (E) EXCLUDED SECURITIES. The rights of first refusal established by this Section 5.2 shall have no application to any of the following Securities :

               (I) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors of the Company;

               (II) any Securities issued pursuant to any rights or agreements outstanding as of the date of this Agreement, including without limitation convertible securities, options and warrants; and any Securities issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 5.2 applied with respect to the initial sale or grant by the Company of such rights or agreements;


               (III) any Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

               (IV) any Securities that are issued by the Company as part of an underwritten public offering of the Company's securities pursuant to a registration statement filed under the Securities Act;

               (V) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company

               (VI) shares of Common Stock issued upon conversion of the Preferred Stock; and

               (VII) any Securities issued pursuant to any venture equipment leasing arrangement approved by the Board of Directors.

6.  CO-SALE RIGHTS

     6.1  SALES BY ORIGINAL INVESTORS.

          (A) If an Original Investor proposes to sell or transfer any shares of Preferred Stock or Common Stock (the "CO-SALE STOCK"), and if such Co-Sale Stock is not all repurchased by the Company, Purchasers or Original Investors pursuant to the Amended and Restated Bylaws of the Company, then the Original Investor shall promptly give written notice (the "NOTICE") to the Purchasers and other Original Holders at least thirty (30) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Co-Sale Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

          (B) Each Purchaser and Original Holder shall have the right, exercisable upon written notice to such Original Investor within fifteen (15) days after the Notice, to participate in such sale of Co-Sale Stock on the same terms and conditions based upon its Pro Rata Share. Such notice shall indicate the number of shares of Common Stock or Preferred Stock such Purchaser or Original Holder wishes to sell under his or her right to participate. To the extent one or more of the Purchasers or Original Holders exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Co-Sale Stock that such Original Investor may sell in the transaction shall be correspondingly reduced.

          (C) Each Purchaser or Original Holders who elects to participate in the sale pursuant to this Section 6.1 shall effect its participation in the sale by promptly delivering to such Original Investor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of stock which such Purchaser or Original Holder elects to sell.

          (D) The exercise or non-exercise of the rights of the Purchasers or Original Holders hereunder to participate in one or more sales of Co-Sale Stock made by such Original Investor shall not adversely affect their rights to participate in subsequent sales of Co-Sale Stock subject to Section 6.1.

          (E) If none of the Purchasers or Original Holders elect to participate in the sale of the Co-Sale Stock subject to the Notice, such Original Investor may, not later than sixty (60) days following delivery of the Notice, enter into an agreement providing for the closing of the transfer of the Co-Sale Stock covered by the Notice within thirty (30) days of such agreement on terms and conditions not more materially favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions materially more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Stock by an Original Investor, shall again be subject to the co-sale rights of the Purchasers or Original Holders as described in this Section 6.1.

     6.2  EXEMPT TRANSFERS.

          (A) Notwithstanding the foregoing, the co-sale rights of the Purchasers shall not apply to:

               (I) any transfer or transfers by an Original Investor which in the aggregate, over the term of this Agreement, amount to no more than one hundred thousand (100,000) shares of Co-Sale Stock (on an as-converted basis) held by an Original Investor as of the date hereof,

               (II) any transfer of Co-Sale Stock to such Original Investor's immediate family or to a charity, provided it is a bona fide gift. "IMMEDIATE FAMILY" as used herein shall mean spouse (or domestic partner), lineal descendant (by birth or adoption), father, mother, brother, sister, niece, nephew or lineal descendant of father or mother (by birth or adoption) of the Original Investor making such transfer and shall include any trust established primarily for the benefit of the Original Investor or his immediate family.

               (III) an Original Investor's bona fide pledge or mortgage of any Co-Sale Stock with a commercial lending institution,

               (IV) a corporate Original Investor's transfer of any or all of its Co-Sale Stock to any or all of its securityholders,

               (V) a transfer by an Original Investor which is a limited or general partnership to any or all of its partners; and

               (VI) the sale by Wesley L. Folsom to David J. Molny of ten (10) shares of Series A Preferred Stock, the sale by Wayne A. Pulick to Timothy J. Drummond of three (3) shares of Series A Preferred Stock, and the sale by Harry
B. Fair or Wesley L. Folsom of up to thirty (30) shares of Series A Preferred Stock to officers of the Company.

          Except with respect to Co-Sale Stock transferred under clause (i) above (which Co-Sale Stock shall no longer be subject to the co-sale right of the Purchasers), such transferred Co-Sale Stock shall remain "Co-Sale Stock" hereunder, and such pledgee, transferee or donee shall be treated as the "Original Investor" for purposes of Section 6.1.

          (B) Notwithstanding the foregoing, the provisions of Section 6.1 shall not apply to the sale of any Co-Sale Stock to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

     6.3 TERMINATION OF CO-SALE RIGHTS. The rights granted under Section 6 will terminate upon the consummation of a Qualified Initial Offering.

7.   BOARD OF DIRECTORS

     7.1  ELECTION OF DIRECTORS.

          (A) Each of the Holders agrees to take any and all action necessary, including, without limitation, the voting of its shares of Equity Securities of the Company, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies in directorships on the Board, the waiving of notice, the attending of meetings and the amendment of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, so as to cause the Board to at all times include George A. Hallenbeck, Harry B. Fair, one member designated by Morgan Stanley Venture Capital Fund II, L.P. ("MSVCF"), one member designated by the mutual consent of the Company and MSVCF and one additional director selected by a majority in interest of the stockholders other than George A. Hallenbeck, Harry B. Fair and the Purchasers and their assignees.

          (B) Concurrently with the execution of this Agreement, there shall be imprinted, or otherwise placed, on the certificates representing the shares, the following restrictive legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT, DATED MAY 31, 1996, WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE

     FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO EVOLVING SYSTEMS, INC. AT ITS PRINCIPAL PLACE OF BUSINESS.

     7.2  TERMINATION OF BOARD RIGHTS. The rights granted pursuant to this
Section 7 shall terminate upon a Qualified Initial Offering.

8.   INSURANCE

     8.1 TRANSFERS AT DEATH. For a period of fifteen (15) months after the death of any Original Holder, the Personal Representative of such deceased Original Holder's estate shall have the option to demand that the Company redeem stock owned by such deceased Original Holder having value up to the amount of life insurance proceeds received by the Company under the Required Policies (as defined in Section 8.2 hereof) as a result of such Original Holder's death, plus all interest earned on those proceeds through the date of demand, and such stock shall be purchased by the Company at the then-current fair market price as determined by the Board; provided, however, that if the Personal Representative disagrees with the Board's valuation he/she may request, at his/her own cost, the Company to engage an independent appraiser acceptable to the Company to value such stock. The Company agrees to keep all life insurance proceeds received upon an Original Holder's death in a segregated, interest bearing account during the above-described period to assure that funds necessary to accomplish the redemption are readily available. In the event that no demand is made within such fifteen (15) month period, the Company shall have no obligation to purchase any stock of the deceased Original Holder and shall be free to use the life insurance proceeds as it sees fit.

     8.2 REQUIRED POLICIES. The Company now owns and is the beneficiary of policies of life insurance on the lives of its Original Holders having a face value as follows:

          STOCKHOLDER                               FACE AMOUNT OF COVERAGE
          ------------                              -----------------------
          George A. Hallenbeck                      $3,500,000
          Harry B. Fair                             $3,500,000
          Wesley L. Folsom                          $1,000,000
          Wayne A. Pulick                           $1,000,000
          John A. Elmgren                           $1,000,000
          Timothy J. Drummond                       NONE
          David J. Molny                            NONE

     The Company will take any actions required to maintain in force life insurance policies on each Original Holder having an aggregate face amount as set forth above for such Original Holder (the "REQUIRED POLICIES"), and will not cause a lesser amount of life insurance to be owned by the Company on the life of any Original Holder without the prior written consent of such Original Holder; provided, however, that the aggregate face amount of coverage required for each Original Holder will decrease by a proportional amount to be determined by the

Company when and if an Original Holder's ownership interest in the Company decreases due to a sale of his securities.

     8.3 TERMINATION OF REQUIRED POLICIES. The Company's obligation to maintain in force the Required Policies as specified in Section 8.2 will terminate upon the consummation of a Qualified Initial Offering.

9.   MISCELLANEOUS

     9.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado.

     9.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     9.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     9.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.5  AMENDMENT AND WAIVER.

          (A) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and a majority of the New Holders and a majority of the Holders.

          (B) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of a majority of the New Holders and a majority of the Holders.

     9.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     9.7 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, and, if to an address outside the United States of America, by telex or facsimile transmitted substantially concurrently with the mailing of such written notice, addressed:
(a) if to a Holder, at such Holder's address as set forth on the Company's records, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holders in writing.

     9.8 ATTORNEYS' FEES.' If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

     9.9 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                PURCHASERS:

EVOLVING SYSTEMS, INC.                  MORGAN STANLEY VENTURE CAPITAL
                                        FUND II, L.P.
By:______________________________
Name:____________________________       By:  Morgan Stanley Venture Partners
Title:___________________________            II, L.P. its General Partner
                                        By:  Morgan Stanley Venture Capital
                                             II, Inc. Managing General Partner
INVESTORS:
                                        By:_____________________________________
_________________________________            Robert J. Loarie
Timothy J. Drummond                          Vice President

_________________________________
John A. Elmgren                         MORGAN STANLEY VENTURE CAPITAL
                                        FUND II, C.V.

_________________________________       By:  Morgan Stanley Venture Partners
Harry B. Fair                                II, L.P. its Investment General
                                             Partner
_________________________________       By:  Morgan Stanley Venture Capital II,
Wesley L. Folsom                             Inc. Managing General Partner

_________________________________       By:_____________________________________
George A. Hallenbeck                         Robert J. Loarie
                                             Vice President

_________________________________
David J. Molny                          MORGAN STANLEY VENTURE INVESTORS, L.P.

_________________________________       By:  Morgan Stanley Venture Partners II,
Wayne A. Pulick                              L.P. its General Partner
                                        By:  Morgan Stanley Venture Capital II,
                                             Inc. Managing General Partner

                                        By:_____________________________________
                                             Robert J. Loarie
                                             Vice President

                                         Information Associates, L.P.

                                         By: Trident Capital Management, L.L.C.
                                             its General Partner

                                         By:___________________________________
                                         Its:__________________________________


                                         Information Associates, C.V

                                         By: Trident Capital Management, L.L.C.
                                             its Investment General Partner

                                         By:___________________________________
                                         Its:__________________________________

                                   EXHIBIT A

                                   PURCHASERS

                                                COMMON          SERIES A
NAME OF PURCHASER                                STOCK           STOCK
Morgan Stanley Venture Partners II, L.P.           0               470
3000 Sand Hill Road
Building 4, Suite 250
Menlo Park, CA  94025
Attn:  Robert Loarie
Fax: (415) 233-2626

Morgan Stanley Venture Capital Fund II, C.V.       0               117
3000 Sand Hill Road
Building 4, Suite 250
Menlo Park, CA  94025
Attn:  Robert Loarie
Fax: (415) 233-2626

Morgan Stanley Venture Investors, L.P.             0               122
3000 Sand Hill Road
Building 4, Suite 250
Menlo Park, CA  94025
Attn:  Robert Loarie
Fax: (415) 233-2626

Information Associates, L.P.                       0               611
2480 Sand Hill Road
Menlo Park, CA  84025
Phone:  (415) 233-4300

Information Associates, C.V.                       0                17
2480 Sand Hill Road
Menlo Park, CA  84025
Phone:  (415) 233-4300

                                                -------         -------
TOTAL:                                             0             1,337

                                 EXHIBIT B

                             ORIGINAL INVESTORS

                                                   COMMON          SERIES A
NAME OF INVESTOR                                    STOCK            STOCK
Timothy J. Drummond                                10,000                 83
Evolving Systems, Inc.
6892 South Yosemite
Englewood, Colorado  80112

John A. Elmgren                                   100,000                750
Evolving Systems, Inc
6892 South Yosemite
Englewood, Colorado  80112

Harry B. Fair                                     350,000              2,200
Evolving Systems, Inc
6892 South Yosemite
Englewood, Colorado  80112

Wesley L. Folsom                                  100,000                300
Evolving Systems, Inc
6892 South Yosemite
Englewood, Colorado  80112

George A. Hallenbeck                              350,000              2,800
Evolving Systems, Inc
6892 South Yosemite
Englewood, Colorado  80112

David J. Molny                                     10,000                 90
Evolving Systems, Inc
6892 South Yosemite
Englewood, Colorado  80112

Wayne A. Pulick                                   100,000                600
Evolving Systems, Inc
6892 South Yosemite
Englewood, Colorado  80112

                                                ---------          ----------
TOTAL:                                          1,020,000              6,823

                            EVOLVING SYSTEMS, INC.
                                FIRST AMENDMENT
                                      TO
                         REGISTRATION RIGHTS AGREEMENT


     THIS FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT, (the "Registration Agreement") is entered into as of August 7, 1997, by and among EVOLVING SYSTEMS, INC., a Delaware corporation (the "Company"), the parties listed on Exhibit A hereto (the "Purchasers") and the parties listed on Exhibit B hereto (the "Original Investors").

                                   RECITALS

     WHEREAS, the Company, the Purchasers and the Original Investors are parties to the Registration Agreement;

     WHEREAS, the Company, the Purchasers and the Original Investors desire to amend certain provisions of the Registration Agreement governing election of directors; and

     WHEREAS, under Section 9.5 of the Registration Agreement, the Registration Agreement may be amended with only the written consent of the Company, a majority in interest of each of the New Holders and Holders (as those terms are defined in the Registration Agreement).

     In consideration of the mutual agreements, covenants and considerations contained herein, the parties hereto agree as follows:

1. DEFINITIONS. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Registration Agreement.

2. ELECTION OF DIRECTORS. Section 7.1(a) of the Registration Agreement is amended in its entirety to read as follows:

     "(a) The authorized number of directors is as set forth in the Company's Bylaws. Each of the Holders agrees to take any and all action necessary, including, without limitation, the voting of its shares of Equity Securities of the Company, the execution of written consents, the calling of special meetings, the removal of directors, the filing of vacancies in directorships on the Board, the waiving of notice, the attending of meetings and the amendment of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, so as to cause the Board to at all times include (a) George A. Hallenbeck, (b) Harry B. Fair, (c) one member designated by Morgan Stanley Venture Capital Fund II, L.P. ("MSVCF"), (d) one member selected by a majority in interest of the stockholders other than George A. Hallenbeck, Harry B. Fair and the Purchasers and their assignees, and (e) one member designated by the mutual consent of the Board of Directors and MSVCF (which Board consent shall be evidenced by the consent of the directors designated under (a), (b), and (d) above). Any Board seats in

                                       1
excess of the five seats designated above shall be filled in accordance with the Company's Bylaws."

3. EFFECT OF AMENDMENT. Except as amended as set forth above, the Registration Agreement shall continue in full force and effect.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                      2.